News Release
®

P. O. Box 1980
Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE
Contact:	Glenn Eanes Vice President and Treasurer 540-665-9100

AMERICAN WOODMARK ADDS NEW BOARD MEMBER
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WINCHESTER, VA. (December 18, 2009) – American Woodmark Corporation (NASDAQ: AMWD), a leading supplier of cabinetry to the remodeling and new construction industries, announced today that Vance W. Tang of KONE Corporation, has joined the Company’s board of directors.

    Mr. Tang serves as the president and chief executive officer of the U.S. subsidiary of KONE OY, one of the leading global providers of elevators and escalators. Mr. Tang joined KONE in 2007. Prior to that, Mr. Tang previously held executive positions with Honeywell and Trane.

    Mr. Tang earned his undergraduate and graduate degrees at the University of Wisconsin.

    American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and through a network of independent dealers and distributors. The Company presently operates eleven manufacturing facilities and nine service centers across the country. To find out more about American Woodmark, and view its vast array of cabinet styles, visit its web site at www.americanwoodmark.com.

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